EXHIBIT 32.2

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: November 14, 2025

I, Megan Boston, Chief Financial Officer (principal accounting officer) of Benitec Biopharma Inc., hereby certify, to my knowledge, that:

1.

the accompanying Quarterly Report on Form 10-Q of Benitec Biopharma Inc. for the three month period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Benitec Biopharma Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Megan Boston
Megan Boston
Chief Financial Officer and Secretary (principal financial and accounting officer)